NEW YORK, NY – (MARKETWIRE) – 09/29/2014 -- Mount Knowledge Holdings, Inc. (OTC-MKHD) a software development and sales company focused on providing innovative technology solutions announced today that it has entered into a definitive agreement to acquire 100% of Civergy, Inc., a national leader in smart grid technologies and cyber-security, in a share exchange agreement pursuant to which its shareholders will become the majority owners of the MKHD.

Civergy generated more than $35 million in revenue (unaudited) in 2013.  Through its operating subsidiaries, Civergy is a national leader in smart grid technologies and cyber-security products and services to clients including U.S. Federal Government agencies, State, local and Tribal government and commercial clients.  For the past 18 years, the Civergy group of companies has led advanced transportation research, strategic program development and implementation, environmental analysis, IT computer support services, grants management, and engineering under contracts with the U.S. Department of Energy and Department of Defense, among dozens of other clients.

Headquartered in Englewood, Colorado, Civergy’s team of approximately 130 employees delivers innovative technical and management services through its 3 divisions: New West Technologies, which was founded in 1996 and provides clean, smart and reliable energy solutions and is a 5 time winner of the Inc. 500/5000 fastest growing private companies in America; PriMETRIX, which serves U.S. federal government contractor firms with contract procurement, compliance and growth services; and Cybergy Labs, an award-winning developer of specialized cyber-security software applications including “SmartFile,” providing real-time document intelligence by inserting a new layer of security and reporting into sensitive files. (See: http://www.bioncorp.com)

“We’re excited and privileged to be acquiring a company of such unique caliber that has led its field for almost two decades in the development, advisory and protection of critical infrastructure for a broad array of government and commercial clients,” stated Jason Sawyer of Access Alternative Group, the lead investor in Mount Knowledge.

Mark Gray, Chairman and CEO of Civergy said, “Today marks a major milestone as Civergy merges with Mount Knowledge to grow our combined family of technology companies. With our overall proven track record in software development and contract services for government and tier-one commercial clients, combined with a management team of highly decorated and experienced professionals, we stand to create a strong partnership that we’ll all be honored to be a part of.”

Civergy engaged Source Capital Group, Inc. to act as M&A advisor on the transaction, with Chardan Capital Markets, LLC acting as lead placement agent and financial advisor.

The transaction is anticipated to close on October 1, 2014.  For more information, please visit www.mkhd.net or www.civergy.com.

Forward-Looking Safe Harbor Statement:

This press release, other than historical information, contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to risks and uncertainties. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations about the Company's future performance, taking into account information currently available to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the Commission are available from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

James D. Beatty, CEO
Mount Knowledge Holdings, Inc.
228 Park Ave. S #56101
New York, NY 10003-1502
admin@mkhd.net
(917) 289-0944

Mark Gray, CEO
Civergy Inc.
1800 Corporate Drive, Suite 800

Landover, MD 20785

mgray@civergy.com

(404) 543-2230

George Kaufman
Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, NY 10013
gkaufman@chardancm.com
(646) 465-9015

Vik Grover, CFA
Source Capital Group, Inc.
276 Post Road West
Westport, CT 06880
vgrover@sourcegrp.com
(212) 731-4806